UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 27, 2005

PINNACLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	000-24784	94-3003809
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

280 North Bernardo Avenue

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 526-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 27, 2005, Pinnacle Systems, Inc. (“Pinnacle”) issued a joint press release with Avid Technology, Inc. (“Avid”) regarding Pinnacle’s special meeting of shareholders in connection with its proposed merger with Avid. At the special meeting, the shareholders approved the Agreement and Plan of Merger, dated March 20, 2005, by and among Avid, a wholly owned subsidiary of Avid and Pinnacle and the Agreement of Merger to be filed with the secretary of state of California on the effective date of the merger. A copy of such press release is attached hereto as Exhibit 99.1.

Additional Information

In connection with the pending acquisition of Pinnacle by Avid, Avid has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, and Avid and Pinnacle have mailed to their respective stockholders the Joint Proxy Statement/Prospectus. The Registration Statement and the Joint Proxy Statement/Prospectus contain important information about Avid, Pinnacle, the transaction, and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully.

Investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Avid and Pinnacle through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC from Avid by contacting Dean Ridlon, Investor Relations director for Avid, at telephone number (978) 640-5309, or from Pinnacle by contacting Deborah B. Demer of Demer IR Counsel, Inc. at telephone number (925) 938-2678, extension 224.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Joint Press Release of Pinnacle Systems, Inc. and Avid Technology, Inc. dated July 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE SYSTEMS, INC.

By:	/s/ Scott E. Martin
Scott E. Martin
Senior Vice President, Human Resources and Legal

Date: July 27, 2005